EXHIBIT 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in this Registration Statement on Form S-4 of First Look Media, Inc., formerly known as Overseas Filmgroup, Inc., of our report dated May 16, 2001 relating to the financial statements and financial statement schedules of First Look Media, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.




/s/ PricewaterhouseCoopers

PricewaterhouseCoopers LLP

Century City, California
August 27, 2001